As filed with the Securities and Exchange Commission on April 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

General Motors Company

(Exact name of registrant as specified in its charter)

Delaware	27-0756180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas S. Timko

Vice President, Controller and Chief Accounting Officer

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert C. Shrosbree, Esq. General Motors Company 300 Renaissance Center Detroit, Michigan 48265-3000 (313) 556-5000	Joseph P. Gromacki, Esq. William L. Tolbert, Jr., Esq. Brian R. Boch, Esq. Jenner & Block LLP 353 N. Clark Street Chicago, Illinois 60654-3456 (312) 222-9350

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	(1)	(1)	(1)	(2)
Warrants	(1)	(1)	(1)	(2)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Common Stock

Warrants

Selling securityholders to be named in a prospectus supplement may offer and sell shares of our common stock, par value $0.01 per share, and warrants to purchase shares of our common stock (together, the securities) from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

Our common stock is listed on the New York Stock Exchange under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM”.

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investment in any of the securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf process, selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities selling securityholders may offer. Each time selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision.

In this prospectus, unless the context indicates otherwise, for the periods on or subsequent to July 10, 2009, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries. General Motors Company is the successor entity solely for accounting and financial reporting purposes to General Motors Corporation, which is sometimes referred to in this prospectus, for the periods on or before July 9, 2009, as “Old GM.” On July 10, 2009, Old GM changed its name to Motors Liquidation Company, which is sometimes referred to in this prospectus for periods on or after July 10, 2009 as “MLC”. On December 15, 2011, MLC was dissolved and transferred its remaining assets and liabilities to the Motors Liquidation Company GUC Trust.

Neither we nor any selling securityholder has authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. Neither we nor any selling securityholder take responsibility for, and neither we nor any selling securityholder provide any assurance as to the reliability of, any other information that others may give you. We have not, and no selling securityholder has, authorized any other person to provide you with different information. We are not, and no selling securityholder is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the accompanying prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until the date of completion of this offering:

GM SEC Filings (File No. 001-34960)	Period
Annual Report on Form 10-K	Year ended December 31, 2012 (filed with the SEC on February 15, 2013)
Current Reports on Form 8-K	Dates filed: January 4, 2013, February 1, 2013, February 6, 2013, February 15, 2013, March 4, 2013 and April 3, 2013
The description of the common stock set forth in our registration statement on Form 8-A filed November 10, 2010.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Thomas S. Timko, Vice President, Controller and Chief Accounting Officer, at the following address and telephone number:

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

Investment in any of the securities involves risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference in the accompanying prospectus supplement before acquiring any of the securities.

GENERAL MOTORS COMPANY

General Motors Company commenced operations on July 10, 2009 when we, through certain of our subsidiaries, completed the acquisition of substantially all of the assets and assumption of certain liabilities of Old GM through a sale by Old GM under Chapter 11 of the U.S. Bankruptcy Code (the 363 Sale). By commencing operations following the 363 Sale, we were able to take advantage of a competitive labor agreement with our unions, a restructured dealer network and a reduced and refocused brand strategy in the U.S. focused on four brands.

We design, build and sell cars, trucks and automobile parts worldwide. We also provide automotive financing services through General Motors Financial Company, Inc. (GM Financial).

Our automotive operations meet the demands of our customers through our four automotive segments: GM North America (GMNA), GM Europe (GME), GM International Operations (GMIO) and GM South America (GMSA). We also conduct automotive financing through our automotive financing segment, GM Financial.

Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. Our website is www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

USE OF PROCEEDS

We will not receive any proceeds from sales of the securities by selling securityholders. However, we will receive proceeds if any holder of a warrant exercises its warrant and pays the exercise price in cash. We will use the proceeds received from the exercise of warrants, if any, for general corporate purposes, including working capital.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

OVERVIEW OF OUR CAPITAL STOCK

The following description of the material provisions of our capital stock is based upon our certificate of incorporation, as amended (Certificate of Incorporation), our bylaws, as amended (Bylaws), the respective warrant agreements for each of our outstanding warrants, the certificate of designations for each of our Series A Fixed Rate Cumulative Perpetual Preferred Stock (Series A Preferred Stock) and Series B Mandatory Convertible Junior Preferred Stock (Series B Preferred Stock), and applicable provisions of law, in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents.

Certain provisions of the General Corporation Law of the State of Delaware (the DGCL), our Certificate of Incorporation, and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

Common Stock

As of April 22, 2013, 1,374,635,994 shares of our common stock were issued and outstanding. The general terms of our common stock are described below within the section of this prospectus entitled “Description of Our Common Stock.”

Series A Preferred Stock

The certificate of designations for the Series A Preferred Stock authorizes 360,000,000 shares of Series A Preferred Stock, approximately 276 million of which were outstanding as of April 22, 2013. There are no mandatory redemption, mandatory repurchase or sinking fund provisions applicable to our Series A Preferred Stock.

Holders of Series A Preferred Stock are entitled to receive, on each share, if, as and when declared by General Motor’s board of directors (Board of Directors), cumulative cash dividends with respect to each quarterly dividend payment at a rate of 9.0% per annum on the liquidation amount of $25.00 per share and the amount of accrued and unpaid dividends for any prior dividend period, if any. Unless all accrued and unpaid dividends on the Series A Preferred Stock are paid in full, no dividends or distributions may be paid on our common stock, the Series B Preferred Stock or any other class or series of our stock, and no shares of common stock, the Series B Preferred Stock or any other class or series of our stock may be repurchased or redeemed by us (subject to certain exceptions that are specified in the certificate of designations for the Series A Preferred Stock).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, a holder of the Series A Preferred Stock will be entitled to be paid, before any distribution or payment may be made to any holders of our common stock, Series B Preferred Stock or any other class or series of our stock: (1) the liquidation amount of $25.00 per share; and (2) the amount of any accrued and unpaid dividends, if any, whether or not declared, prior to such distribution or payment date.

We may not redeem the Series A Preferred Stock prior to December 31, 2014. On or after December 31, 2014, we (at our option) may redeem, in whole or in part, at any time and from time to time, the Series A Preferred Stock at a redemption price per share equal to the $25.00 per share liquidation amount plus any accrued and unpaid dividends.

The holders of the Series A Preferred Stock do not have voting rights, except with respect to certain fundamental changes in the terms of the Series A Preferred Stock, in the case of certain dividend arrearages and except as specifically required under Delaware law.

Shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities.

Series B Preferred Stock

The certificate of designations for the Series B Preferred Stock authorizes 100,000,000 shares of Series B Preferred Stock, approximately100 million of which were outstanding as of April 22, 2013. There are no mandatory redemption, mandatory repurchase or sinking fund provisions applicable to our Series B Preferred Stock.

Holders of Series B Preferred Stock are entitled to receive if, as and when declared by the Board of Directors cumulative dividends at a rate of 4.75% per annum on the liquidation amount of $50.00 per share. Dividends will accumulate from November 23, 2010 and will be payable in cash or, subject to certain limitations, in common stock or in any combination of cash and common stock on each dividend payment date, as determined by the Board of Directors in its sole discretion. Dividends that are declared will be payable on March 1, June 1, September 1 and December 1 of each year to holders of record on the immediately preceding February 15, May 15, August 15 and November 15.

At any time prior to December 1, 2013, holders of Series B Preferred Stock may elect to convert all or part of their shares of Series B Preferred Stock into common stock at the minimum conversion rate of 1.2626 shares of common stock per share of Series B Preferred Stock, subject to anti-dilution adjustments. On December 1, 2013, each share of Series B Preferred Stock will automatically convert, unless previously converted, into a number of shares of common stock. The conversion rate on December 1, 2013 for each share of Series B Preferred Stock will be between 1.2626 and 1.5152 shares of common stock, depending on the applicable market value of our common stock, subject to anti-dilution adjustments. The conversion rate on December 1, 2013 will be adjusted so that holders receive an additional number of shares of common stock in respect of accumulated and unpaid dividends that have not been declared prior to that date.

The Series B Preferred Stock (1) will rank senior with respect to dividend rights and rights upon our liquidation, winding-up or dissolution to our common stock and to each other class of capital stock or series of preferred stock issued in the future, unless the terms of that stock provide that it ranks senior to, or on a parity with, the Series B Preferred Stock, (2) will rank on a parity with respect to dividend rights and rights upon our liquidation, winding-up or dissolution with any class of capital stock or series of preferred stock issued in the future that provides that such stock will rank on a parity with the Series B Preferred Stock and (3) will rank junior with respect to dividend rights and rights upon our liquidation, winding-up or dissolution to our Series A Preferred Stock and to each class of capital stock or series of preferred stock issued in the future that provides that such stock will rank senior to the Series B Preferred Stock. The Series B Preferred Stock will also rank junior to all of our existing and future debt obligations.

The holders of the Series B Preferred Stock do not have voting rights, except with respect to certain fundamental changes in the terms of the Series B Preferred Stock, in the case of certain dividend arrearages and except as specifically required under Delaware law.

Warrants

During 2009, we issued three sets of warrants:

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A set of warrants to acquire 45,454,545 shares of common stock that are exercisable at any time prior to 5:00 p.m. New York City time, on December 31, 2015 at an exercise price of $42.31 per share and that, as of the date of this prospectus, are not listed on any securities exchange;

•

A set of warrants to acquire 136,363,635 shares of common stock that are exercisable at any time prior to 5:00 p.m. New York City time, on July 10, 2016 at an exercise price of $10.00 per share and that are listed on the New York Stock Exchange under the symbol “GM.WS.A”; and

•

A set of warrants to acquire 136,363,635 shares of common stock that are exercisable at any time prior to 5:00 p.m. New York City time, on July 10, 2019 at an exercise price of $18.33 per share and that are listed on the New York Stock Exchange under the symbol “GM.WS.B”.

As of April 22, 2013 there were a total of approximately 312 million warrants outstanding among these three sets. The number of each of the warrants and the per share exercise price thereof are subject to adjustment as a result of certain events, including stock splits, reverse stock splits and stock dividends.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Transfer Restrictions

Our Certificate of Incorporation restricts certain transfers of certain “corporation securities” to reduce the risk that we would experience any “ownership change” (as defined in Section 382 of the Internal Revenue Code of 1986, as amended (IRC)) that could limit our ability to utilize our net operating loss carryovers and other tax benefits. “Corporation securities” include, among other things, shares of our common stock, warrants to purchase our common stock and shares of our Series B Preferred Stock. These restrictions are intended to protect against a limitation on our ability to use net operating loss carryovers and other tax benefits by preventing any direct or indirect transfer of “corporation securities” if the effect of the transfer would be to:

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increase the direct or indirect “percentage stock ownership” (as defined in our Certificate of Incorporation) by any person or group of persons from less than 4.9% of the value of all such securities of the Company to 4.9% or more; or

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increase the direct or indirect “percentage stock ownership” of a person or group of persons having or deemed to have a “percentage stock ownership” of 4.9% or more of the value of all such securities of the Company.

Generally, the above restrictions are imposed only with respect to the number of shares of “corporation securities” purportedly transferred in excess of the threshold. These transfer restrictions will not apply, however, in the case of a transfer that:

•	is authorized by our Board of Directors prior to the consummation of the transfer (or, in the case of an involuntary transfer, as soon as practicable after the transaction is consummated);

•

is pursuant to any transaction, including a merger or consolidation, in which all holders of “corporation securities” receive, or are offered the same opportunity to receive, cash or other consideration, and as a result of which the acquiror will own at least a majority of the outstanding shares of our common stock;

•	is a transfer to an underwriter for distribution in a public offering (provided that transfers by such underwriter to purchasers in such offering remain subject to these transfer restrictions); or

•	does not result in an aggregate owner shift of more than 40% for purposes of Section 382 of the IRC.

Further, the restrictions on transfer will not apply to:

•	outstanding shares of our Series A Preferred Stock;

•

any transfer by MLC (or any trust created pursuant to a bankruptcy plan of reorganization of MLC or any other person distributing “corporation securities” pursuant to such a plan) to or for the benefit of (i) creditors of MLC, (ii) beneficiaries of any trust created pursuant to a bankruptcy plan of reorganization of MLC or (iii) MLC (or any other trust created pursuant to a bankruptcy plan of reorganization of MLC or any other person distributing “corporation securities” pursuant to such a plan);

•	any transfer by any person distributing “corporation securities” pursuant to a bankruptcy plan of reorganization of MLC; and

•	any acquisition of “corporation securities” directly from us, whether by way of the exercise of a warrant or otherwise.

Our Board of Directors may impose, in connection with authorizing any proposed transaction restricted by our Certificate of Incorporation, any conditions that it deems reasonable and appropriate and may require affidavits, representations or opinions of counsel from the party who requests such authorization. Persons making such requests are generally required to reimburse us for all reasonable out-of-pocket costs and expenses incurred in determining whether to authorize the proposed transfer.

Any attempted transfer that would violate these restrictions will be void as of the date of the purported transfer (i.e., void ab initio), and the purported transferee will not be recognized as the owner of the shares purported to have been transferred, including for purposes of voting and receiving dividends or other distributions. The purported transferor will remain the owner of such transferred shares and the purported transferee will be required to turn over the transferred shares, together with any distributions received by the purported transferee with respect to the transferred shares, to our agent, who will attempt to sell such shares in arm’s-length transactions that do not violate the restrictions and then distribute the proceeds in a specified manner.

A legend referring to these restrictions will be placed on each certificate representing shares of “corporation securities” issued prior to the expiration of the restrictions. In the case of uncertificated “corporation securities,” a notation referring to these restrictions will appear on all trade confirmations issued prior to the expiration of the restrictions.

These restrictions expire on the earliest of:

•	the close of business on December 31, 2013, subject to extension as noted below;

•

the repeal of Section 382 of the IRC or any other change in law, if our Board of Directors determines that the restrictions are no longer necessary for the preservation of our net operating loss carryovers and other tax benefits;

•	the beginning of a taxable year for which our Board of Directors determines that none of our net operating loss carryovers and other tax benefits may be carried forward; and

•	such earlier date as our Board of Directors determines for the restrictions to terminate.

The December 31, 2013 expiration date may be extended for two additional one-year terms if our Board of Directors determines that the extension of the restrictions is reasonably necessary to preserve our net operating loss carryovers and other tax benefits and is in the best interests of the Company and our stockholders.

Vacancies in our Board of Directors

Our Bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if they do not constitute a quorum. Each director so elected shall hold office for a term expiring at the same time as the terms of the directors serving at the time he joins the Board of Directors. Each such director shall hold office until his or her successor is elected and qualified, unless he or she dies, resigns or otherwise leaves the Board of Directors before then.

Special Meetings of Stockholders

Under our Bylaws, special meetings of stockholders may be called at any time by the chairman of the Board of Directors or by a majority of the members of the Board of Directors. Our Bylaws further provide that the Board of Directors shall call a special meeting upon the written request of the record holders of at least 25% of the voting power of the outstanding shares of all classes of stock entitled to vote at such a meeting, subject to requirements and limitations set forth in our Bylaws.

Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business

Nominations for the election of directors may be made by the Board of Directors in accordance with the stockholders agreement we entered into with three of our stockholders – the United States Department of Treasury, Canada GEN Investment Corporation, and the UAW Retiree Medical Benefits Trust – or by any stockholder entitled to vote for the election of directors who complies with the applicable notice requirements.

If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our Board of Directors, our Bylaws contain certain procedures that must be followed for the advance timing required for delivery of stockholder notice of such business and the information that such notice must contain. The information that may be required in a stockholder notice includes general information regarding the stockholder, a description of the proposed business and, with respect to nominations for the Board of Directors, certain specified information regarding the nominee(s). In addition to the information required in a stockholder notice described above, our Bylaws require under certain circumstances a representation that the stockholder is a holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice and a representation as to whether the stockholder intends to deliver a proxy statement and/or otherwise to solicit proxies from stockholders in support of such proposal or nomination. For the timing of the stockholder notice, our Bylaws require that the notice must be received by our secretary:

•	in the case of an annual meeting, not more than 180 days and not less than 120 days in advance of the annual meeting; and

•	in the case of a special meeting, not more than 15 days after the day on which notice of the special meeting is first mailed to stockholders.

Stockholder Action by Written Consent without a Meeting

Our Certificate of Incorporation provides that no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting except where such consent is signed by the holders of all shares of stock of the Company then outstanding and entitled to vote. Our Bylaws also contain notice and procedural requirements applicable to persons seeking to have the stockholders authorize or take corporate action by written consent without a meeting.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of a corporation’s voting stock.

However, the restrictions contained in Section 203 will not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we had a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

DESCRIPTION OF OUR COMMON STOCK

Our only class of common stock is our common stock, par value $0.01 per share. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 5,000,000,000 shares of common stock. As of April 22, 2013, 1,374,635,994 shares of our common stock were issued and outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividends

The DGCL and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. The declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion. Our payment of dividends on our common stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The DGCL restricts the power of our Board of Directors to declare and pay dividends on our common stock. The amounts which may be declared and paid by our Board of Directors as dividends on our common stock are subject to the amount legally available for the payment of dividends on our common stock by us under the DGCL. In particular, under the DGCL, we can only pay dividends to the extent that we have surplus—the extent by which the fair market value of our net assets exceeds the amount of our capital—or to the extent of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, dividends on our common stock are subject to any preferential rights on any outstanding series of preferred stock authorized for issuance by our Board of Directors in accordance with our Certificate of Incorporation.

Voting Rights

Our Certificate of Incorporation provides that, except as may otherwise be provided in a certificate of designations relating to any outstanding series of preferred stock or by applicable law, the holders of shares of common stock shall be entitled to one vote for each such share upon each matter presented to the stockholders and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes. Our common stockholders do not possess cumulative voting rights.

Under our Bylaws, in uncontested elections of directors, those nominees receiving the affirmative vote of a majority of the votes cast with respect to that director’s election at a meeting at which a quorum is present shall be elected. A majority of votes cast means that the number of votes for a nominee must exceed 50% of the votes cast with respect to the election of that nominee (excluding any abstentions). In certain contested elections, the nominees who receive a plurality of votes cast with respect to the election of directors at a meeting at which a quorum is present shall be elected. Under our Bylaws, any other corporate action put to a stockholder vote shall be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by applicable law.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. Holders of our preferred stock, if any such shares are then outstanding, may have a priority over the holders of common stock in the event of any liquidation or dissolution.

Transfer Restrictions

As described in the section of this prospectus entitled “Overview of Our Capital Stock—Certain Provisions of Our Certificate of Incorporation and Bylaws—Transfer Restrictions” above, certain transfer restrictions apply to shares of our common stock.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM”.

DESCRIPTION OF THE WARRANTS

The terms of any warrants to purchase shares of our common stock to be sold by selling securityholders and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.

PLAN OF DISTRIBUTION

We are registering the securities to permit the resale of the securities by selling securityholders from time to time after the date of this prospectus. Selling securityholders may sell all or a portion of the securities from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, such selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. The securities may be sold in one or more transactions at fixed prices, prevailing market prices determined at the time of the sale, varying prices determined at the time of sale or negotiated prices. These sales may be effected:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	in underwritten transactions through an underwriter;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in privately negotiated transactions;

•	in sales pursuant to Rule 144 under the Securities Act;

•	where broker-dealers may agree with selling securityholders to sell a specified number of shares at a stipulated price per share;

•	through any other method permitted pursuant to applicable law; and

•	through any combination of any such methods of sale.

If a selling securityholder effects such transactions by selling shares of our common stock or warrants to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling securityholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of our common stock or warrants or otherwise, selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.

Selling securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid to, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement may be distributed setting forth the aggregate amount of the securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling securityholder will sell any or all of the shares of our common stock or warrants registered pursuant to the registration statement of which this prospectus forms a part.

Selling securityholders and any other person participating in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the shares of common stock and warrants and the ability of any person or entity to engage in market-making activities with respect to such securities.

Once sold under the registration statement of which this prospectus forms a part, the securities sold thereunder will be freely tradable in the hands of persons other than our affiliates.

Direct Sales

Selling securityholders may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

General Information

To the extent required to supplement the information contained in this prospectus, the place and time of delivery for the securities described in this prospectus may be set forth in an applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with the sale of the securities, certain underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may overallot an offering, creating a short position. In addition, underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters will not be required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Robert C. Shrosbree, Esq., Executive Director, Legal, Corporate  & Securities, GM Legal Staff.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of General Motors Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes explanatory paragraphs relating to the adoption of amendments to accounting standards and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including GM. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses we have incurred or expect to incur in connection with the sale of the securities registered pursuant to this registration statement.

SEC registration fee	$	#
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

#	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, General Motors is empowered to indemnify its directors and officers as provided therein.

General Motors’ Certificate of Incorporation, as amended, provides that no director shall be personally liable to General Motors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to General Motors or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Under Article V of its Bylaws, General Motors shall indemnify and advance expenses to every director and officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), in which such director or officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors, or is or was serving at the request of General Motors as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or member or in any other capacity while serving as a director, officer, employee, fiduciary or member. General Motors shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors. General Motors shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that by final judicial decision from which there is no further right of appeal the director or officer is not entitled to be indemnified under Article V of the Bylaws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the Bylaws is not paid in full within ninety days after a written claim therefor has been received by General

Motors, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, General Motors shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the Bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of General Motors’ Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Board of Directors may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at General Motors’ expense insurance: (a) to reimburse General Motors for any obligation which it incurs under the provisions of Article V of the Bylaws as a result of the indemnification of past, present or future directors, officers, employees, agents and any persons who have served in the past, are now serving or in the future will serve at the request of General Motors as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and (b) to pay on behalf of or to indemnify such persons against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of Article V of the Bylaws, whether or not General Motors would have the power to indemnify such persons against such liability under Article V of the Bylaws or under applicable law.

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(a)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(i)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, General Motors Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on April 26, 2013.

General Motors Company

By:	/S/ DANIEL F. AKERSON
Daniel F. Akerson
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL F. AKERSON Daniel F. Akerson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 26, 2013

/S/ DANIEL AMMANN Daniel Ammann	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 26, 2013

/s/ Thomas S. Timko Thomas S. Timko	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 26, 2013

* David Bonderman	Director	April 26, 2013

* Erroll B. Davis, Jr.	Director	April 26, 2013

* Stephen J. Girsky	Director	April 26, 2013

* E. Neville Isdell	Director	April 26, 2013

* Robert D. Krebs	Director	April 26, 2013

* Philip A. Laskawy	Director	April 26, 2013

* Kathryn V. Marinello	Director	April 26, 2013

Signature	Title	Date

* James J. Mulva	Director	April 26, 2013

* Patricia F. Russo	Director	April 26, 2013

* Thomas M. Schoewe	Director	April 26, 2013

* Theodore M. Solso	Director	April 26, 2013

* Carol M. Stephenson	Director	April 26, 2013

* Dr. Cynthia A. Telles	Director	April 26, 2013

* The undersigned, by signing his or her name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ Anne T. Larin
Anne T. Larin
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of General Motors Company dated December 7, 2010, incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of General Motors Company filed December 13, 2010

4.2	Bylaws of General Motors Company, as amended and restated as of December 11, 2012, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of General Motors Company filed December 17, 2012

4.3	Certificate of Designations of Series A Fixed Rate Cumulative Perpetual Preferred Stock of General Motors Company, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009

4.4	Certificate of Designations of Series B Mandatory Convertible Junior Preferred Stock of General Motors Company*

4.5	Amended and Restated Warrant Agreement, dated as of October 16, 2009, between General Motors Company and U.S. Bank National Association, including Form of Warrant Certificate attached as Exhibit D thereto, relating to warrants with a $126.92 original ($42.31 after stock split) exercise price and a December 31, 2015 expiration date, incorporated herein by reference to Exhibit 10.39 to the Annual Report on Form 10-K of General Motors Company filed March 1, 2011

5.1	Opinion of Robert C. Shrosbree, Esq.*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Robert C. Shrosbree, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney for directors and officers of GM*

*	Filed herewith.